SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2004

eXegenics Inc.

(Exact name of registrant as specified in its charter)

Delaware	00-26078	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2911 Turtle Creek Boulevard, Suite 300
Dallas, TX 75219
(Address of principal executive
offices including zip code)

(214) 358-2000
(Registrant’s telephone number,
including area code)

2110 Research Row
Dallas, Texas 75235
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulations FD Disclosure.

The Company has received a determination from Nasdaq that a Nasdaq Listings Qualification Panel has determined that the Company is entitled to an extension (until July 25, 2004) to come into compliance with Marketplace Rule 4450(a)(5) which requires a $1.00 minimum share price for listing on The Nasdaq SmallCap Market. Given the recent changes in the Company’s Board of Directors and audit committee the Panel has not yet rendered a determination with respect to the Company’s compliance with the independent director and audit committee composition requirements and, therefore, requested additional information in this regard.

The Company has changed its corporate address to: 2911 Turtle Creek Boulevard, Suite 300, Dallas, TX 75219.

On January 20, 2004, the Registrant issued a press release, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Exhibits

99.1     Press Release of eXegenics Inc., dated January 20, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics Inc.
(Registrant)

Dated:	January 21, 2004	By:	/s/ Ronald L. Goode

Ronald L. Goode President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release of eXegenics Inc., dated January 20, 2004.